Exhibit 99.44


Silent Seconds
Aggregate

                                UPB                   %
Silent Seconds (Only)             $95,599,889.70      13.63%
Total (Entire Pool)              $701,266,466.08

Resulting OCLTV
                                OCLTV
Silent Seconds (Only)                     99.13%
Total (Entire Pool)                       84.76%